MARTHA STEWART LIVING OMNIMEDIA, INC.
ANNOUNCES FOURTH QUARTER and FULL-YEAR 2006 RESULTS
2006 Revenues Grow 36%;
Broad-Based Growth in All Business Segments;
Full-Year Results Exceed Guidance;
2006 Operating Loss Improves to $(2.8) Million from $(78.3) Million in 2005
NEW YORK, New York, February 28, 2006 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and for the year, showing significant gains in revenue, operating income and adjusted EBITDA as the company enters a new phase of growth.
President and Chief Executive Officer Susan Lyne said: “The final quarter of 2006 caps what has been a year of robust and steady growth for our company. With 36 percent growth in revenue, driven by increases across all business segments, our 2006 results came in ahead of our guidance even with additional investment in key initiatives like Blueprint and our marthastewart.com website.
“We are on track to deliver another strong performance in 2007. This is an important year for us as we continue executing on our strategy to diversify our revenue streams and broaden our channels of distribution. In the coming months, we will be launching many of the new Merchandising initiatives announced in 2006, including our Martha Stewart Collection of home products at Macy’s and on macys.com in late summer; our Martha Stewart Crafts line at Michaels’ more than 900 arts & crafts stores in May; and our Martha Stewart Colors paint program with Lowe’s beginning in March. We are also introducing our new website — offering a rich multimedia experience, with enhanced search and guided navigation to expose the most relevant content from our site and the web; our digital offerings will continue to evolve throughout 2007 with features that allow for greater personalization as well as social networking and community.

“We head into 2007 with tremendous confidence in our strategic direction, creative vitality, and ability to execute on plan. We have moved from a period of recovery to one of expansive growth, and remain focused on investing and delivering for our shareholders.”
Fourth Quarter 2006 Summary
Revenues rose 15% to $97.0 million, compared to $84.6 million for the fourth quarter of 2005, driven by broad-based growth across all business segments. The fourth-quarter results benefited from an increase in high-margin advertising revenue across Publishing and Internet along with the contractual minimum royalty guarantees from our program with Kmart.
Operating income for the fourth quarter improved to $14.6 million, compared to $2.5 million for the fourth quarter of 2005. Operating income for the quarter included a onetime $2.8 million gain related to the successful termination of our DVD agreement with Warner Home Video.
Adjusted EBITDA for the fourth quarter of 2006 was $21.5 million, compared to adjusted EBITDA of $11.7 million for the fourth quarter of 2005.
Earnings per share from continuing operations was $0.31 for the fourth quarter of 2006, compared to $0.06 for the fourth quarter of 2005.
Full-Year 2006 Summary
Full-year revenues rose 36% to $288.3 million, compared to $212.4 million in 2005. The increase was driven by strong ad sales growth in Publishing and Internet, a full year of The Martha Stewart Show and Martha Stewart Living Radio, as well as new Merchandising programs and an increase in contractual minimum royalty guarantees from our program with Kmart.

Full-year operating loss improved to $(2.8) million, compared to $(78.3) million for 2005. 2006 results benefited from the increase in high-margin advertising revenue and royalty payments. 2005 results included higher levels of non-cash compensation associated with the vesting of a portion of a warrant granted in connection with the production of the syndicated TV program.
Full-year adjusted EBITDA was $19.6 million, compared to a $(25.9) million adjusted EBITDA loss in 2005.
Full-year earnings per share loss from continuing operations was $(0.32), compared to a loss of $(1.48) for 2005. Excluding the legal settlement, full-year 2006 earnings per share from continuing operations would have been $0.01.
Fourth Quarter 2006 Results by Segment
Publishing
Revenues in the fourth quarter of 2006 rose 5% to $43.1 million from $41.1 million, driven by higher advertising pages and rates, led by an 11% increase in ad pages at Martha Stewart Living and a 36% increase in pages at Everyday Food. Results from the prior year include revenue of $2.0 million from The Martha Rules book and $1.6 million from our Kids magazine.
Operating loss was $(2.2) million for the fourth quarter of 2006, compared to an operating loss of $(1.0) million in the fourth quarter of 2005. Results include our ongoing investment in Blueprint, which totaled $2.1 million for the quarter and $6.0 million for the year, as we develop the magazine and build our staff.
Adjusted EBITDA loss was $(1.3) million, compared to an adjusted EBITDA loss of $(0.3) million in the fourth quarter of 2005.

Highlights
•	Ad revenue rose 26 percent to $23.9 million, driven by growth across all titles, especially our flagship magazine, Martha Stewart Living.

•	Our magazines continue to enjoy rate base increases: Martha Stewart Living is currently at 1,950,000, up from 1,900,000 at year-end 2006; Everyday Food is currently at 875,000, up from 850,000 at year-end 2006; Body + Soul is currently at 450,000, up from 400,000 at year-end 2006; and Blueprint is currently at 350,000, up from 250,000 at year-end 2006.

•	We published Martha Stewart’s Homekeeping Handbook (Clarkson Potter, 2006), which hit the bestseller lists immediately after its publication in November. The Washington Post described it as “the ultimate housekeeping resource.”

•	Everyday Food achieved profitability in 2006, a year ahead of schedule.

•	The Publishing segment announced two important new hires. Michael Boodro joined the company as the new editor of Martha Stewart Living, our flagship magazine. Amy Wilkins is the new Senior Vice President, Publisher for Blueprint and Martha Stewart Weddings.
Broadcasting
Revenues in the fourth quarter of 2006 were $13.4 million, up from $11.0 million in the fourth quarter of 2005. The current year period included a full quarter of revenue from the Martha Stewart Living Radio channel on SIRIUS Satellite Radio, which debuted near the end of the quarter in the prior year period.

Operating income was break even for the fourth quarter of 2006, compared to an operating loss of $(1.0) million in the fourth quarter of 2005. Fourth quarter results include a one-time $2.8-million gain related to the successful termination of our DVD agreement with Warner Home Video.
Adjusted EBITDA was $3.1 million for the fourth quarter of 2006, compared to an adjusted EBITDA loss of $(0.1) million in the prior year’s fourth quarter.
Highlights
•	We sold out our ad inventory for the second season of The Martha Stewart Show at above-market increases. The show has been renewed for a third season in more than 85 percent of markets, an early endorsement of the show that serves as a vibrant platform for all our business segments.

•	Ratings for The Martha Stewart Show have grown to 1.5 from 1.3 earlier this season, and hit a season high 1.6 last week. In contrast to last year, we have maintained our holiday-season spike in ratings through the post-holiday season.

•	We hired Bernie Young, the Emmy-winning executive producer of “The Rosie O’Donnell Show,” to be the co-executive producer of The Martha Stewart Show.

•	We kicked off the third season of our profitable Everyday Food TV series with strong ratings that continue to rise. The show airs on PBS stations nationwide and is sold out for the entire season.
Merchandising
Revenues were $35.2 million for the fourth quarter of 2006, as compared to $28.1 million in the prior year’s fourth quarter. The current quarter included the contractual minimum royalty guarantees from our program with Kmart. Actual sales for Martha Stewart Everyday products declined in the quarter, with weakness in the soft home category; we are refreshing that category in 2007.

Operating income was $29.5 million for the fourth quarter of 2006, compared to $23.0 million in the fourth quarter of 2005.
Adjusted EBITDA was $30.1 million for the fourth quarter of 2006, compared to $23.4 million in the fourth quarter of 2005.
Highlights
•	We delivered the inaugural line of approximately 1,500 SKUs for the Martha Stewart Collection at Macy’s. The reception from Macy’s buyers has been positive and we are on track for a late summer launch.

•	Our two existing Martha Stewart-created KB Home communities continue to sell in a softened residential real estate market. Two additional communities opened in Katy, TX, and Perris, CA, in early 2007; we expect to break ground on four more in the coming months.

•	We have completed our introductory Martha Stewart Crafts line of paper-based crafting and storage products. The line, which features nearly 675 SKUs, will launch exclusively in more than 900 Michaels arts & crafts stores in the United States and Canada in May, with independent retailers to follow later in the year.

•	We introduced the Katonah Collection, the fifth furniture line from Martha Stewart Furniture with Bernhardt. The new collection features 45 SKUs of quality furniture for all areas of the home and is available to customers at furniture retailers nationwide as of February 2007.

•	We began offering our Martha Stewart Furniture with Bernhardt in approximately 60 Macy’s stores; sales have been robust.

•	We hired Elizabeth Talerman to serve as Vice President, Senior Director of Marketing for our Merchandising business segment.
Internet
Revenues rose 24% year-over-year to $5.4 million in the fourth quarter of 2006 from $4.3 million in the fourth quarter of 2005, driven by higher ad sales resulting from increases in CPMs and sell-through rates. In addition, results benefited from the recognition of a portion of a guaranteed payment associated with our Kodak agreement.
Operating income was $0.2 million in the fourth quarter of 2006, compared with operating income of $0.1 million in the fourth quarter of 2005. Increased revenue was offset by higher expenses as we invest in staff and technology in advance of the website’s relaunch in first quarter 2007.
Adjusted EBITDA was $0.3 million in the fourth quarter of 2006, compared to adjusted EBITDA of $0.3 million in the fourth quarter of 2005.
Highlights
•	Advertising revenue for 2006 was $8.2 million, up from $2.4 million in 2005.

•	We completed the development of our new website and are in the final testing phase prior to the relaunch in the first quarter of 2007.

•	We hired Beth-Ann Eason as Senior Vice President for the Internet division. In this newly created position, Ms. Eason oversees all advertising, marketing and business operations for the Internet. She previously served as Vice President, Category Development at Yahoo! Inc.
Corporate Expenses
Corporate expenses, including depreciation and amortization and non-cash equity compensation, were $(13.0) million, compared to $(18.6) million in the prior year’s quarter, which included higher levels of non-cash compensation related to certain warrants granted in connection with the airing of “The Apprentice: Martha Stewart.” Excluding depreciation and amortization and non-cash equity compensation, corporate expenses decreased to $(10.6) million from $(11.6) million in the prior year period.
Trends and Outlook
Howard Hochhauser, Chief Financial Officer, commented: “We are encouraged by the considerable improvement in our business in 2006 and look forward to delivering increased value to our shareholders in 2007. We expect to generate meaningful free cash flow and positive net income in 2007 while continuing to invest in initiatives such as Blueprint magazine and our website relaunch. These investments will allow us to diversify our revenue streams and increase returns.
“For the full-year 2007, we are expecting revenue in the range of $330 - $340 million, operating income in the range of $5.5 - $8.5 million and adjusted EBITDA in the range of $32 - $35 million, including an investment of $8 million in Blueprint magazine.
“For the first quarter of 2007, we are expecting revenue in the range of $62 - $66 million, operating loss in the range of $18 - $19 million and adjusted EBITDA loss in the range of $6 - $7 million, including an investment of $2.5 million in Blueprint magazine, and a loss in our Internet segment of $3.0 million as we support our infrastructure in advance of the launch.”
Stock-Based Compensation
In accordance with a new accounting rule, FASB Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line on our income statement. The stock-based compensation is now presented in the same line as cash compensation paid to the same individuals. Stock-based compensation recognized in prior periods has been reclassified to conform to the presentation in the current period. In the fourth quarter, the charge related to stock-based compensation was $5.1 million as compared to $6.8 million in the prior year period.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization and non-cash equity compensation (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, and (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze, value and compare our operating capabilities to those of companies with whom we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Merchandising, and Internet. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.
The Company will host a conference call with analysts and investors on February 28th, at 10:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
###
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; adverse resolution of some or all of the Company’s ongoing litigation, including without limitation any resolution of In re MSO Securities Litigation that is inconsistent with the charge taken in this quarter; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Investors — Howard Hochhauser, Chief Financial Officer, of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media — Diana Pearson, SVP, Corporate Communications and Media Relations, of Martha Stewart Living Omnimedia, Inc., 212-827-8915.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, December 31,
(unaudited, in thousands, except per share amounts)

	2006	2005	% change
REVENUES
Publishing	$43,124	$41,140	4.8%
Broadcasting	13,356	11,022	nm
Merchandising	35,192	28,129	25.1%
Internet	5,367	4,346	23.5%

Total revenues	97,039	84,637	14.7%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	37,638	35,636	-5.6%
Selling and promotion	25,911	21,492	-20.6%
General and administrative	17,033	22,659	24.8%
Depreciation and amortization	1,882	2,315	18.7%

Total operating costs and expenses	82,464	82,102	-0.4%

OPERATING INCOME	14,575	2,535	nm

Interest income, net	916	731	25.3%
Legal settlement	1,110	—

INCOME BEFORE INCOME TAXES	16,601	3,266	nm

Income tax provision	(387)	(200)	nm

INCOME FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	16,214	3,066	nm

Loss from discontinued operations	—	(120)	nm

NET INCOME	$16,214	$2,946	nm

INCOME PER SHARE — BASIC AND DILUTED
Income from continuing operations	$0.31	$0.06
Loss from discontinued operations	(0.00)	(0.00)

Net income	$0.31	$0.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	51,641	51,112
Diluted	52,560	52,154

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Twelve Months Ended December 31,
(unaudited, in thousands, except per share amounts)

	2006	2005	% change
REVENUES Publishing	$156,559	$125,765	24.5%
Broadcasting	46,503	16,591	nm
Merchandising	69,504	58,819	18.2%
Internet	15,775	11,258	40.1%

Total revenues	288,341	212,433	35.7%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	138,213	126,320	-9.4%
Selling and promotion	74,190	71,123	-4.3%
General and administrative	70,173	85,504	17.9%
Depreciation and amortization	8,598	7,797	-10.3%

Total operating costs and expenses	291,174	290,744	—

OPERATING LOSS	(2,833)	(78,311)	nm

Interest income, net	4,511	3,423	31.8%
Legal settlement	(17,090)	—	nm

LOSS BEFORE INCOME TAXES	(15,412)	(74,888)	nm

Income tax provision	(838)	(407)	nm

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(16,250)	(75,295)	nm

Loss from discontinued operations	(745)	(494)	nm

NET LOSS	$(16,995)	$(75,789)	nm

LOSS PER SHARE — BASIC AND DILUTED
Loss from continuing operations	$(0.32)	$(1.48)
Loss from discontinued operations	(0.01)	(0.01)

Net loss	$(0.33)	$(1.49)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	51,312	50,991

DIVIDENDS PER COMMON SHARE	$0.50	n/a

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$28,528	$20,249
Short-term investments	35,321	83,788
Accounts receivable, net	70,319	55,381
Inventories, net	4,448	3,910
Deferred television production costs	4,609	6,507
Income taxes receivable	482	519
Other current assets	3,857	4,366

Total current assets	147,564	174,720

PROPERTY, PLANT, AND EQUIPMENT, net	19,616	19,797
INTANGIBLE ASSETS, net	53,605	53,680

OTHER NONCURRENT ASSETS	7,262	5,631

Total assets	$228,047	$253,828

LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES
Accounts payable and accrued liabilities	$28,053	$28,545
Accrued payroll and related costs	13,646	7,488
Income taxes payable	1,011	476
Current portion of deferred subscription income	28,884	31,060
Current portion of deferred royalty revenue	3,159	6,578

Total current liabilities	74,753	74,147

DEFERRED SUBSCRIPTION REVENUE	10,032	8,688
DEFERRED REVENUE	9,845	7,321

OTHER NONCURRENT LIABILITIES	2,460	3,041

Total liabilities	97,090	93,197

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 26,109 and 24,882 shares issued in 2006 and 2005, respectively	261	249
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,791 and 26,873 shares outstanding in 2006 and 2005, respectively	268	269
Capital in excess of par value	257,014	242,770
Accumulated deficit	(125,811)	(81,882)

	131,732	161,406

Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ equity	130,957	160,631

Total liabilities and shareholders’ equity	$228,047	$253,828

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended December 31,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2006	2005
ADJUSTED EBITDA
Publishing	$(1,345)	$(342)
Broadcasting	3,077	(134)
Merchandising	30,089	23,405
Internet	269	320

Adjusted EBITDA before Corporate Expenses	32,090	23,249
Corporate Expenses	(10,556)	(11,589)

Adjusted EBITDA	21,534	11,660

NON-CASH EQUITY COMPENSATION
Publishing	715	458
Broadcasting	2,262	131
Merchandising	283	144
Internet	109	9
Corporate Expenses	1,708	6,068

Total Non-Cash Equity Compensation	5,077	6,810

DEPRECIATION AND AMORTIZATION
Publishing	142	245
Broadcasting	768	712
Merchandising	257	216
Internet	(59)	230
Corporate Expenses	774	912

Total Depreciation and Amortization	1,882	2,315

OPERATING INCOME (LOSS)

Publishing	(2,202)	(1,045)
Broadcasting	47	(977)
Merchandising	29,549	23,045
Internet	219	81

Operating Income before Corporate Expenses	27,613	21,104
Corporate Expenses	(13,038)	(18,569)

Total Operating Income	14,575	2,535

Interest income, net	916	731
Legal settlement	1,110	—

INCOME BEFORE INCOME TAXES	16,601	3,266
Income tax benefit/ (provision)	(387)	(200)

INCOME FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	16,214	3,066

Loss from discontinued operations	—	(120)

NET INCOME	$16,214	$2,946

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Twelve Months Ended December 31,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2006	2005

ADJUSTED EBITDA

Publishing	$9,341	$(12,194)
Broadcasting	4,416	(8,318)
Merchandising	48,517	40,123
Internet	(206)	(2,547)

Adjusted EBITDA before Corporate Expenses	62,068	17,064
Corporate Expenses	(42,492)	(42,997)

Adjusted EBITDA	19,576	(25,933)

NON-CASH EQUITY COMPENSATION
Publishing	2,715	2,154
Broadcasting	3,006	17,562
Merchandising	967	569
Internet	208	38
Corporate Expenses	6,915	24,257

Total Non-Cash Equity Compensation	13,811	44,580

DEPRECIATION AND AMORTIZATION
Publishing	600	987
Broadcasting	3,026	1,321
Merchandising	1,021	845
Internet	117	952
Corporate Expenses	3,834	3,693

Total Depreciation and Amortization	8,598	7,798

OPERATING INCOME (LOSS)

Publishing	6,026	(15,335)
Broadcasting	(1,616)	(27,201)
Merchandising	46,529	38,709
Internet	(531)	(3,537)

Operating Income/(Loss) before Corporate Expenses	50,408	(7,364)
Corporate Expenses	(53,241)	(70,947)

Total Operating Loss	(2,833)	(78,311)

Interest income, net	4,511	3,423
Legal settlement	(17,090)	—

LOSS BEFORE INCOME TAXES	(15,412)	(74,888)
Income tax provision	(838)	(407)

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(16,250)	(75,295)

Loss from discontinued operations	(745)	(494)

NET LOSS	$(16,995)	$(75,789)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Guidance Reconciliation
(in millions)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).
Full Year 2007 Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$32.0		$35.0
Depreciation and Amortization	(6.5)		(6.5)
Non-Cash Equity Compensation	(20.0)		(20.0)

Operating Income	5.5		8.5

Interest Income	4.0		4.0

Pre-tax Income	9.5	—	12.5

Income Taxes	—		—

Net Income	9.5	—	12.5

Earnings Per Share	$0.18	—	$0.24

Avg. Diluted Shares Outstanding	52.0		52.0
First Quarter Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$(7.0)	—	$(6.0)
Depreciation and Amortization	(2.0)		(2.0)
Non-Cash Equity Compensation	(10.0)		(10.0)

Operating Loss	(19.0)	—	(18.0)

Interest Income	0.8		0.8

Pre-tax Loss	(18.2)	—	(17.2)

Income Taxes	—		—

Net Loss	(18.2)	—	(17.2)

Loss Per Share	$(0.35)	—	$(0.33)

Avg. Diluted Shares Outstanding	52.0		52.0